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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 15, 2001
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                             SOUTHBANC SHARES, INC
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            (Exact name of registrant as specified in its charter)

          Delaware                       0-23751                  58-2361245
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(State or other jurisdiction        (Commission File            (IRS Employer
      of incorporation)                  Number)             Identification No.)

907 North Main Street, Anderson, South Carolina                      29621
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     Address of principal executive offices                        Zip Code

Registrant's telephone number, including area code:    (864) 225-0241
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                                Not Applicable
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         (Former name or former address, if changed since last report)
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Item 5.   Other Events

     On July 15, 2001, SouthBanc Shares, Inc. ("SouthBanc") and National Commerce Financial Corporation ("NCF") entered into an Agreement and Plan of Reorganization (the "Agreement") pursuant to which SouthBanc will merge with and into NCF. The Agreement is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

     Pursuant to the terms of the Agreement, each share of SouthBanc common stock, $0.01 par value per share, issued and outstanding at the effective time of the merger will become and be converted into the right to receive, at the election of the holder, either 1.1142 shares of NCF common stock, par value $2.00 per share, $28.00 in cash, or .5571 of a share of NCF common stock and $14.00 in cash.

     The merger will be structured as a tax-free reorganization and will be accounted for under the purchase method of accounting. Consummation of the merger is subject to various conditions, including the approval of the stockholders of SouthBanc and the receipt of all requisite regulatory approvals.

     The summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of such documents filed as exhibits herewith and incorporated herein by reference.


Item 7.   Financial Statements and Exhibits

(C)  Exhibits.

Exhibit 2.1 Agreement and Plan of Reorganization, dated as of July 16, 2001, by and between National Commerce Financial Corporation and SouthBanc Shares, Inc.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SouthBanc Shares, Inc.
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                                        (Registrant)


July 17, 2001                           /S/ Robert W. Orr
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Date                                    Robert W. Orr
                                        President and Chief Executive Officer